Exhibit 10.5

WAIVER

This Waiver (this “Waiver”) is entered into as of April 28, 2023, by and between Akerna Corp., a Delaware corporation (the “Company”), and the undersigned holder (the “Holder”), which constitutes the “Required Holders” pursuant to that certain Securities Purchase Agreement between the Company and all of the investors listed on the Schedule of Buyers (the “Buyers”) dated October 5, 2021 (the “SPA”) with reference to the following facts:

A. On October 5, 2021, the Company and the Buyers entered into the SPA in relation to the issuance and sale by the Company and purchase by the Holders of that aggregate principal amount of senior secured convertible notes of the Company, in substantially the form attached to the SPA as Exhibit A (as amended or waived from time to time prior to the date hereof, the “2021 Notes”), set forth opposite such Buyer’s name on the Schedule of Buyers (which aggregate principal amount of Notes for all Buyers was $20,000,000). Capitalized terms not defined herein shall have the meaning as set forth in the Notes.

B. The issuance of the Notes occurred at a closing on October 5, 2021 (the “Closing Date”).

C. The Company desires to enter into a subordinated, secured promissory note dated the date hereof, in the form attached hereto a Exhibit A (the “Secured Promissory Note”), with MJ Acquistion Corp. (“MJA”) in relation to a $1,000,000 loan from MJA regarding MJA’s security purchase agreement dated the date hereof with the Company to acquire certain subsidiaries of the Company.

D. In connection with the Secured Promissory Note, the Company desires to enter into a Security and Pledge Agreement in the form attached hereto a Exhibit B (“New Note Security Agreement”), Intellectual Property Security Agreement in the form attached hereto a Exhibit C (the “New Note IP Security Agreement”) and in the form attached hereto a Exhibit D Guaranty (the “New Note Guaranty”, together with the Secured Promissory Note, the Security Agreement and the IP Security Agreement, the “New Note Transaction Documents”), each dated as of the date hereof, to secure the payment of the Secured Promissory Note.

E. In connection with the issuance of the Secured Promissory Note, the Company desires to enter into a subordination agreement in the form attached hereto a Exhibit E (the “Subordination Agreement”) dated the date hereof by and among MJA and HT Investments MA LLC, as collateral agent for the Holders of the 2021 Notes (the “Collateral Agent”), regarding the subordination of the payment of the Secured Promissory Note and the security interests granted to MJA in the New Note Transaction Documents to the senior interests of Holders of the 2021 Notes and the security interests granted to the Collateral Agent under the Transaction Documents for the 2021 Notes.

F. In connection with the issuance of the Secured Promissry Note and entering into the New Note Transaction Documents, the Company desires that the Holder waive the prohibition on issuing indebtedness other than Permitted Indebtedness pursuant to Section 14(b) of the 2021 Notes (the “Indebtedness Restriction”) and the prohibition permitting Liens to exist other than Permitted Liens pursuant to Section 14(c) of the 2021 Notes and Section 5(g)(v) of the 2021 Note Security Agreement (the “Lien Restrictions”, together with the Indebtedness Restriction, the “Restrictions”).

G. The Holder desires to waive the Restrictions solely to permit the Company to issue the Secured Promissory Note and execute and perform its obligations under the New Note Transaction Documents and the Subordination Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Waiver. Effective as of the Effective Time, the Holder hereby waives the Restrictions solely in relation to the Company issuing the Secured Promissory Note and executing and performing its obligations under the New Note Transaction Documents and the Subordination Agreement.

2. Acknowledgments. The Company hereby confirms and agrees that (i) except with respect to the waivers set forth in Sections 1 above that are effective as of the Effective Time, the 2021 Notes and the other Transaction Documents related thereto shall continue to be, in full force and effect; (ii) the execution, delivery and effectiveness of this Waiver shall not operate as an amendment, modification or waiver of any right, power or remedy of the Holder or any other Buyers except to the extent expressly set forth herein.

3. [RESERVED]

4. Effective Time. This Waiver shall be effective on April 28, 2023 (the “Effective Time”).

5. No Material Information. On or before 8:30 a.m., New York City time, on the first Business Day after the Effective Time, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Waiver and any other material non-public information the Company may have provided to the Holder in relation thereto or otherwise in the form required by the 1934 Act and attaching this Waiver as exhibits to such filing (the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. In addition, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents on the one hand, and the Holder or any of its affiliates on the other hand, has terminated as of the date hereof and is of no further force or effect. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Holder with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates employees or agents delivers any material, non-public information to any Holder without the Holder’s consent, including delivery of any Installment Notice with a proposed increased Installment Amount, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

6. No Third Party Beneficiaries. This Waiver is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7. Counterparts. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

8. No Strict Construction. The language used in this Waiver will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9. Headings. The headings of this Waiver are for convenience of reference and shall not form part of, or affect the interpretation of, this Waiver.

10. Severability. If any provision of this Waiver is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Waiver so long as this Waiver as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11. Amendments. No provision of this Waiver may be amended other than by an instrument in writing signed by the Company and the Required Holders.

12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Waiver and the consummation of the transactions contemplated hereby.

13. Notice. Whenever notice is required to be given under this Waiver, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the SPA.

14. Successors and Assigns. This Waiver shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

15. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Waiver shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Waiver and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WAIVER OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned and the Company have caused their respective signature page to this Waiver to be duly executed as of the date first written above.

COMPANY:

AKERNA CORP.

By:	/s/ Jessica Billingsley
Name:	Jessica Billingsley
Title:	Chief Executive Officer

[Signature Page to Waiver – April 2023]

IN WITNESS WHEREOF, the undersigned and the Company have caused their respective signature page to this Waiver to be duly executed as of the date first written above.

HOLDER:

HIGH TRAIL INVESTMENTS SA LLC

By:	/s/ Eric Helenek
Name:	Eric Helenek
Title:	Authorized Signatory

[HT Signature Page to Waiver – April 2023]

HOLDER:

ALTO OPPORTUNITY MASTER FUND, SPC - SEGREGATED MASTER PORTFOLIO B

By:	/s/ Waqas Khatri
Name:	Waqas Khatri
Title:

[Alto Signature Page to Waiver – April 2023]